KRAMER LEVIN NAFTALIS & FRANKEL llp

January 9, 2009

Conestoga Funds
259 N. Radnor-Chester Road
Radnor Court, Suite 120
Radnor, PA 19087

Re:	Conestoga Funds
Post-Effective Amendment No. 7
File Nos. 333-90720; 811-21120

Ladies and Gentlemen:

We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 7 to Conestoga Funds’ Registration Statement on Form N-1A and to the incorporation by reference of our opinion dated September 30, 2002 as an exhibit to this Amendment.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas New York NY 10036-2714 Phone 212.715.9100 Fax 212.715.8000 www.kramerlevin.com also at 47 Avenue Hoche 75008 Paris France